As filed with the Securities and Exchange Commission on June 16, 2023

Registration No. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Purple Innovation, Inc.

(Exact name of registrant as specified in its charter)

Delaware	47-4078206
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4100 North Chapel Ridge Rd., Suite 200
Lehi, Utah	84043
(Address of Principal Executive Offices)	(Zip Code)

AMENDED AND RESTATED 2017 EQUITY INCENTIVE PLAN

(Full title of the plan)

Casey K. McGarvey

Chief Legal Officer

4100 North Chapel Ridge Road, Suite 200

Lehi, UT 84043

(Name, address of agent for service)

(801) 756-2600

(Telephone number, including area code,

of agent for service)

Copies to:

Nolan S. Taylor

David Marx

111 South Main Street, Suite 2100

Salt Lake City, UT 84111

(801) 933-7360

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Smaller reporting company	☒
Accelerated filer	☒	Emerging growth company	☐
Non-accelerated filer	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Purple Innovation, Inc. (the “Company” or the “Registrant”) for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement on Form S-8 relating to the same benefit plan is effective. This Registration Statement on Form S-8 registers the offer and sale of an additional 3,800,000 shares of Class A common stock of the company, par value $0.0001 (the “Common Stock”) for issuance under the Company’s Amended and Restated 2017 Equity Incentive Plan (the “Plan”). The Registrant previously registered shares of Common Stock for issuance under the Plan on April 10, 2018 (Commission File No. 333-224220) (the “Prior Registration Statement”). This Registration Statement relates to securities of the same class as that to which the Prior Registration Statement relates and is filed in accordance with General Instruction E to Form S-8. Accordingly, pursuant to General Instruction E, the Company hereby incorporates by reference herein the contents of the Prior Registration Statement and hereby deems such contents to be a part hereof, except as otherwise updated or modified by this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents of the Company filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as amended on the Form 10-K/A filed with the Commission on May 1, 2023;

(b)	the Company’s definitive proxy statement on Schedule 14A filed on May 23, 2022;

(c)	the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023;

(d)	the Company’s Current Reports on Form 8-K filed with the Commission on January 9, 2023, January 19, 2023, February 10, 2023 (other than Item 2.02), February 10, 2023, February 13, 2023, February 14, 2023 (other than Item 7.01), February 21, 2023, March 21, 2023, April 13, 2023, April 19, 2023, April 21, 2023, and April 28, 2023; and

(e)	the description of the Registrant’s Common Stock filed as Exhibit 4.3 of the Form 10-K for the fiscal year ended December 31, 2022 filed with the Commission on March 22, 2023, and any amendment or report filed with the Commission for the purpose of updating the description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

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Item 8.	Exhibits.

Exhibit No.	Description of Exhibit

4.1	Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q (File No. 001-37523) filed with the Commission on November 6, 2019).
4.2	Third Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-37523) filed with the Commission on April 21, 2023).
4.3	Certificate of Designation of the Series A Junior Participating Preferred Stock of the Company, dated September 26, 2022 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-37523) filed with the SEC on September 27, 2022).
4.4	Certificate of Designation of Proportional Representation Preferred Linked Stock (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-37523) filed with the Commission on February 14, 2023).
4.5	Certificate of Elimination of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-37523) filed with the Commission on April 28 2023).
4.6	Certificate of Elimination of Proportional Representation Preferred Linked Stock (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-37523) filed with the Commission on April 28 2023).
5.1	Opinion of Dorsey & Whitney LLP (opinion re legality).
23.1	Consent of BDO USA, LLP (consent of independent registered public accounting firm).
23.2	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1 to this Registration Statement).
24.1	Power of Attorney (included in this Registration Statement under “Signatures”).
99.1	Purple Innovation, Inc. Amended and Restated 2017 Equity Incentive Plan.
107	Filing Fee Table

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lehi, state of Utah, on June 16, 2023.

PURPLE INNOVATION, INC.

By:	/s/ Robert T. DeMartini
Name: Robert T. DeMartini
Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Robert DeMartini and Bennett Nussbaum, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert T. DeMartini	Chief Executive Officer and Director	June 16, 2023
Robert T. DeMartini	(Principal Executive Officer)

/s/ Bennett L. Nussbaum	Interim Chief Financial Officer	June 16, 2023
Bennett L. Nussbaum	(Principal Financial Officer)

/s/ George T. Ulrich	VP Accounting and Financial Reporting	June 16, 2023
George T. Ulrich	(Principal Accounting Officer)

/s/ S. Hoby Darling	Director	June 16, 2023
S. Hoby Darling

/s/ Gary T. DiCamillo	Director	June 16, 2023
Gary T. DiCamillo

/s/ Adam L. Gray	Director	June 16, 2023
Adam L. Gray

/s/ Claudia Hollingsworth	Director	June 16, 2023
Claudia Hollingsworth

/s/ R. Carter Pate	Director	June 16, 2023
R. Carter Pate

/s/ D. Scott Peterson	Director	June 16, 2023
D. Scott Peterson

/s/ Erika Serow	Director	June 16, 2023
Erika Serow

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